UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 29, 2008

Excelsior Venture Partners III, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-29665	13-4102528
(Commission File Number)	(IRS Employer Identification No.)

225 High Ridge Road Stamford, CT	06905
(Address of Principal Executive Offices)	(Zip Code)

(203) 352-4400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

(a) On March 28, 2008, the Registrant’s Board of Managers approved a transfer of the investment advisory agreement, dated July 1, 2007 (the “Advisory Agreement”), between the Registrant and its investment adviser, UST Advisers, Inc. (“USTA”) to Bank of America Capital Advisors, LLC (“BACA”). BACA is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. Each of USTA and BACA is an indirect wholly-owned subsidiary of Bank of America Corporation. This change is a product of corporate mergers resulting from the acquisition by Bank of America Corporation of U.S. Trust Corporation in July 2007. The transfer of the Advisory Agreement will not change (i) the way the Registrant is managed, including the level of services provided, (ii) the team of investment professionals providing services to the Registrant, or (iii) the management and incentive fees the Registrant pays.

The transfer of the Advisory Agreement to BACA became effective as of May 29, 2008, and now BACA serves as the Registrant’s investment adviser.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Excelsior Venture Partners III, LLC (Registrant)

Date: May 30, 2008	/s/ David R. Bailin
David R. Bailin Co-Chief Executive Officer

Date: May 30, 2008	/s/ Raghav V. Nandagopal
Raghav V. Nandagopal Co-Chief Executive Officer